Exhibit 99.2

 2019 First QuarterEarnings Presentation  April 2019

 This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to Howard Bancorp Inc.’s (“Howard”) predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Such forward-looking statements are based on various assumptions (some of which may be beyond Howard control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those related to difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the markets in which Howard operates and in which its loans are concentrated, including the effects of declines in housing markets, an increase in unemployment levels and slowdowns in economic growth; Howard’s level of nonperforming assets and the costs associated with resolving problem loans including litigation and other costs; changes in market interest rates which may increase funding costs and reduce earning asset yields and thus reduce margin; the impact of changes in interest rates and the credit quality and strength of underlying collateral; the credit risk associated with the substantial amount of commercial real estate (“CRE”), construction and land development, and commercial and industrial loans (“C&I”) in its loan portfolio; the extensive federal and state regulation, supervision and examination governing almost every aspect of Howard’s operations including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and potential expenses associated with complying with such regulations; possible additional loan losses and impairment of the collectability of loans; Howard’s ability to comply with applicable capital and liquidity requirements (including the finalized Basel III capital standards), including its ability to generate liquidity internally or raise capital on favorable terms; any impairment of Howard's goodwill or other intangible assets; system failure or cybersecurity breaches of Howard's network security; the Howard's ability to recruit and retain key employees; the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes as well as effects from geopolitical instability and man-made disasters including terrorist attacks; the effects of any reputation, credit, interest rate, market, operational, legal, liquidity, regulatory and compliance risk resulting from developments related to any of the risks discussed above; and the costs associated with resolving any problem loans, litigation and other risks and uncertainties, including those discussed in the Howard’s Form 10-K for the year ended December 31, 2018 and other documents filed by Howard with the Securities and Exchange Commission from time to time. Forward-looking statements are as of the date they are made, and Howard does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of Howard.  2  Forward Looking Statements

 3  Non-GAAP Information  This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). Howard’s management uses non-GAAP financial measures, management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of Howard and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Howard's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Howard. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the final pages of this presentation. The following are the non-GAAP measures used in this presentation:Core net interest margin (“NIM”) excludes the impact of purchase accounting adjustment toward net interest income. Tangible book value per common share is a non-GAAP measure that adjusts the book value per common share by eliminating the intangible assets included in book value.Return on tangible assets shows the return on average assets net of intangible assets.Return on average assets, net of core deposit intangible (“CDI”) expense removes the impact of the CDI amortization from net income.Return on average earning assets, net of CDI expense removes both the impact of the CDI amortization from net income as well as the average non-earning assets from average assets.

 First Quarter Highlights  Net income for the 1st quarter was $4.3 million, representing earnings per share (“EPS”) of $0.22, up from $145 thousand, or $0.01 EPS in the in the 4th quarter 2018.Our total noninterest expenses of $14.9 million were down $3.6 million from the $18.5 million in reported noninterest expenses in the 4th quarter 2018.NIM for the 1st quarter was 3.64%, reflecting the first full quarter impact of subordinated debt interest. It has remained relatively stable over the long term and, excluding fair market value adjustments, core NIM(1) was 3.54%.During the 1st quarter total assets remained relatively flat from the 4th quarter 2018. Loan originations in the 1st quarter were $74 million. Our loan to deposit ratio was 98.1% at the end of the 1st quarter.Book value per share increased to $15.77 at the end of the 1st quarter from $15.48 at the end of the 4th quarter 2018. Tangible Book Value (1) increased to $11.75 per share at the end of the 1st quarter from $11.16 per share at the end of 2018. The increase is primarily comprised of $0.22 from 1st quarter earnings, $0.25 from the reduction in goodwill, and $0.04 from the CDI amortization.Based on new regulations which were proposed during the 1st quarter, the tax treatment of acquired bank owned life insurance, which was changed by the 2017 tax law changes, has been rectified and has permitted us to adjust our deferred tax asset and reduce the goodwill amount.  4  (1) Core NIM and tangible book value per common share are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Improving Profitability Ratios  5  Profitability Ratios at March 31, 2019  (1) Return on tangible assets, return on average assets, net of CDI expense, and the return on average earning assets, net of CDI expense are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measure, see the final pages of this presentation.

 Loan Growth Trends  6  Organic loan growth has been focused on, and will continue to be based on building long term, profitable client relationships – not on transactions.Current lending activity in the market is representative of an economy closer to the latter stages of expansion:Loosening credit standards on loan-to-value ratios, recourse, and covenant light lending.Tighter interest rate spreads on the same loosening credit standards.Longer fixed rate terms.Out of market borrowers paying premium prices for properties and businesses.Loan originations continue to be strong, however they are being offset by runoff that has been exacerbated by the lending activities noted above.Long term loan organic CAGR for Howard since 2013 is 19.9%.

 Strong Capital Ratios  7  Last Five Quarter Capital Ratios  Total risk based capital ratio increased to 12.62% in the 1st quarter from 12.30% in the 4th quarter. Tier 1 leverage also increased from 8.91% to 9.04% during the 1st quarter.

 Stable Net Interest Margin  NIM was 3.64% for the 1st quarter 2019, down from the 3.74% reported in 4th quarter 2018. The primary driver of the reduced NIM was the impact of a full quarter of subordinated debt interest.The gap between reported NIM and core NIM(1), excluding fair market value accretion continues to remain stable. Interest income for the 1st quarter 2019 was $22.8 million.  8  NIM Trends  Accretion Level of Interest Income (in thousands)  (1) Core NIM is a non-GAAP financial measure. For a reconciliation of this non-GAAP financial measure to its comparable GAAP measure, see the final pages of this presentation.

 Asset Quality Focus  9    (1) NPAs include nonaccruals, OREO and restructured loans(2) Net charge offs (“NCOs”) / Average Loans data annualized as of or for the three months ended in each respective quarter  NPAs / Total Assets (%) (1)  NCOs / Average Loans (%) (2)  Reserves / NPLs (%)  Reserves / Loans (%)  Non-performing assets (“NPAs”) continue to trend in the right direction with a decrease to 1.13% of total assets during the 1st quarter. This is down from 1.27% of total assets at December 31, 2018 and 1.67% at March 31, 2018.In the 4th quarter of 2018, we incurred a provision of $2.4 million as we established a loss reserve for one customer; in the 1st quarter 2019, we charged off $2.2 million related to that same loan.The provision expense for the 1st quarter was $1.725 million and was driven by the normal need to increase general reserves based on new historical loss factors related to the charge off mentioned above, as well as a general increase related to our view of the current state of the economy.

Summary Remarks

- **Increased scale leads to promised growth in returns due to a focus on gaining efficiencies from the acquisition of First Mariner Bank**
  - $4.3 million net income during the 1st quarter.
  - $14.9 million in noninterest expenses during the 1st quarter showing that the scale promised with a larger operating base and the noninterest expense reductions promised after a year of restructuring are becoming clearer.
  - Continued focus on other opportunities associated with optimizing how we deliver banking services in a digital age and we expect our core operating costs to continue to modestly decline.
- **Asset quality and capital buffer focus in preparation for potential economic headwinds**
  - Disciplined underwriting and loan structuring combined with an advantageous mix of funding, and lower cost of funding allows us to offer competitive loan pricing with targeted stronger relationship credits- both CRE and C&I.
  - Focused on asset quality and in addition to reducing the level of non-performing assets - both acquired and organically originated - are ensuring that our reserve levels are stronger as we move forward in a very "long in the tooth" economic recovery.
- **Differentiated positioning as largest locally headquartered bank in SME dominated market**
  - Continued focus on commercial loan growth funded by transaction deposits in an attractive market.
  - Strong loan origination pipeline.
  - Increase in average balances.

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HOWARD BANCORP

APPENDIX  11

 Loan Mix  12  March 31, 2019  Our loan portfolio includes 67% commercial loans consistent with successful differentiated positioning as the largest locally headquartered bank in the Greater Baltimore market.Originations for the 1st quarter totaled $74 million.NPAs to total assets decreased to 1.13% at March 31, 2019 compared to 1.27% at December 31, 2018 and 1.67% at March 31, 2018.

 Non-Interest Income  Service charge income remained relatively flat during the 1st quarter 2019 as compared to the 4th quarter 2018.Loan fee income was impacted by a one-time $300 thousand prepayment fee from a large loan that paid off in the 1st quarter.The mortgage division continues to see increased profitability due to efficiencies created through the previously discussed changes.  13  March 31, 2019

 Continually Improving Funding Mix  14  Cost of interest bearing deposits was 1.16% for the 1st quarter of 2019.Overall cost of deposits was 0.87% for 1st quarter of 2019.Transaction accounts represent 38.7% of total deposits 1st quarter of 2019.  Historical Deposit Composition (in millions)  Attractive Funding Mix

 Non-Interest Expense  15  1st quarter 2019 total noninterest expenses of $14.9 million are down from $18.5 million in the 4th quarter 2018.Included in non-interest expenses is CDI expense which accounted for $0.04 pre-tax per share.We expect to complete the branch network analysis during the 2nd quarter 2019 and expect that the impact will be felt during the 3rd and 4th quarters of 2019. This process is being undertaken to recognize that the behaviors of our clients have changed over time, and we adjust our strategy to meet those changes.  Non-Interest Expense (in millions)  $14.9 million

 Quarterly Financial Performance  16

 Quarterly Financial Performance  17

 Reconciliation of Non-GAAP measures   18  The Company recognizes interest income and interest expense from the amortization and/or accretion of purchase accounting fair value measures incurred in connection with the acquisition of First Mariner Bank that are based upon customer activities and can create volatility in the reported NIM when measuring comparable periods. Following is a reconciliation of the core NIM results excluding the impact of net interest income recognized from purchase accounting adjustments and the GAAP basis information presented in this release:

 Reconciliation of Non-GAAP measures  19